Exhibit 10.3

BIGCOMMERCE HOLDINGS, INC.

FOURTH AMENDED AND RESTATED RIGHT OF

FIRST REFUSAL AND CO-SALE AGREEMENT

BIGCOMMERCE HOLDINGS, INC.

FOURTH AMENDED AND RESTATED RIGHT

OF FIRST REFUSAL AND CO-SALE AGREEMENT

THIS FOURTH AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (this “Agreement”) is made as of the 19th day of April, 2018 by and among BigCommerce Holdings, Inc., a Delaware corporation (the “Company”), the Investors listed on Schedule A, the Founders listed on Schedule B and the Key Holders listed on Schedule C.

WHEREAS, each Key Holder is the beneficial owner of the number of shares of Capital Stock, or of options to purchase Common Stock, set forth opposite the name of such Key Holder on Schedule B;

WHEREAS, each Investor holds shares of Preferred Stock of the Company, par value $0.0001 per share (“Preferred Stock”);

WHEREAS, the Company, the Founders, the Key Holders and certain Investors are party to that certain Third Amended and Restated Right of First Refusal and Co-Sale Agreement, dated April 28, 2016 (the “Prior Agreement”); and

WHEREAS, concurrently with the execution of this Agreement, the Company and certain Investors are entering into a Series F Preferred Stock Purchase Agreement providing for the issuance of shares of the Company’s Series F Preferred Stock, and in connection with that agreement the parties desire to amend and restate the Prior Agreement in its entirety as set forth in this Agreement.

NOW, THEREFORE, the Company, the Founders, the Key Holders and the Investors agree as follows:

1. Definitions.

1.1. “Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly, controls, is controlled by or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person, or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, such Investor. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

1.2. “Capital Stock” means (a) shares of Common Stock and Preferred Stock (whether now outstanding or hereafter issued in any context), (b) shares of Common Stock issued or issuable upon conversion of Preferred Stock and (c) shares of Common Stock issued or issuable upon exercise or conversion, as applicable, of stock options, warrants or other convertible securities of the Company, in each case now owned or subsequently acquired by any Founder, any Key Holder, any Investor, or their respective successors or permitted transferees or assigns. For purposes of the number of shares of Capital Stock held by an Investor, Founder or Key Holder (or any other calculation based thereon), all shares of Preferred Stock shall be deemed to have been converted into Common Stock at the then-applicable conversion ratio.

1

1.3. “Change of Control” means a transaction or series of related transactions in which a person, or a group of related persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company.

1.4. “Common Stock” means shares of Common Stock of the Company, $0.0001 par value per share.

1.5. “Eligible Stockholders” means the Investors and the Founders.

1.6. “Exercising Stockholder Notice” means written notice from an Exercising Stockholder notifying the Company and the Prospective Transferor that such Exercising Stockholder intends to exercise its Right of First Refusal as to a portion of the Transfer Stock with respect to any Proposed Transfer.

1.7. “Founder” means the persons named on Schedule B hereto, each person to whom the rights of a Founder are assigned pursuant to Subsection 3.1, each person who hereafter becomes a signatory to this Agreement pursuant to Subsection 5.9 and any one of them, as the context may require.

1.8. “Investors” means the persons named on Schedule A hereto, each person to whom the rights of an Investor are assigned pursuant to Subsections 3.1, each person who hereafter becomes a signatory to this Agreement pursuant to Subsections 5.9 or 5.11 and any one of them, as the context may require.

1.9. “IPO” means the Company’s initial public offering.

1.10. “Key Holders” means the persons named on Schedule C hereto, who shall be any stockholder holding shares of Common Stock not issued or issuable upon conversion of Preferred Stock, which such shares of Common Stock constitute greater than one percent (1%) of the outstanding capital stock of the Company, with all shares held or acquired by a stockholder and its affiliated investment funds aggregated together, each person to whom the rights of a Key Holder are assigned pursuant to Subsection 3.1, each person who hereafter becomes a signatory to this Agreement pursuant to Subsection 5.9 or 5.17 and any one of them, as the context may require.

1.11. “Person” means any natural person or any general partnership, limited partnership, limited liability partnership, limited liability limited partnership, corporation, joint venture, trust, business trust, cooperative, association, limited liability company or other entity, including the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

1.12. “Preferred Stock” means collectively, all shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, and Series F Preferred Stock.

1.13. “Proposed Transfer” means any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Transfer Stock (or any interest therein) proposed by any of the Founders, Investors or Key Holders.

1.14. “Proposed Transfer Notice” means written notice from a Prospective Transferor setting forth the terms and conditions of a Proposed Transfer.

1.15. “Prospective Transferee” means any person to whom a Prospective Transferor proposes to make a Proposed Transfer.

1.16. “Requisite Investors” means the holders of a majority of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, and Series F Preferred Stock, voting together as a single class (on an as-converted to Common Stock basis, with the Series D-1 Preferred Stock and Series E-1 Preferred Stock treated as being convertible into Common Stock (without actual conversion) for this purpose).

1.17. “Restated Certificate” means the Company’s Fifth Amended and Restated Certificate of Incorporation, as amended from time to time.

1.18. “Right of Co-Sale” means the right, but not an obligation, of an Investor to participate in a Proposed Transfer on the terms and conditions specified in the Proposed Transfer Notice.

1.19. “Right of First Refusal” means the right, but not an obligation, of the Eligible Stockholders, or their permitted transferees or assigns, to purchase up to its pro rata portion (based upon the total number of shares of Common Stock and Preferred Stock (on an as converted basis) then held by all Eligible Investors) of any Transfer Stock with respect to a Proposed Transfer, on the terms and conditions specified in the Proposed Transfer Notice.

1.20. “Series A Preferred Stock” means shares of Series A Preferred Stock of the Company, $0.0001 par value per share.

1.21. “Series B Preferred Stock” means shares of Series B Preferred Stock of the Company, $0.0001 par value per share.

1.22. “Series C Preferred Stock” means shares of Series C Preferred Stock of the Company, $0.0001 par value per share.

1.23. “Series D Preferred Stock” means shares of Series D Preferred Stock of the Company, $0.0001 par value per share.

1.24. “Series D-1 Preferred Stock” means shares of Series D-1 Preferred Stock of the Company, $0.0001 par value per share.

1.25. “Series E Preferred Stock” means shares of Series E Preferred Stock of the Company, $0.0001 par value per share.

1.26. “Series E-1 Preferred Stock” means shares of Series E-1 Preferred Stock of the Company, $0.0001 par value per share.

1.27. “Series F Preferred Stock” means shares of Series F Preferred Stock of the Company, $0.0001 par value per share.

1.28. “Stockholder” means the Founders, Investors and Key Holders.

1.29. “Transfer Stock” means shares of Capital Stock owned by a Founder, Investor or Key Holder, or issued to a Founder, Investor or Key Holder after the date hereof (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), but does not include any shares of Preferred Stock or Common Stock, in each case, issued or issuable upon conversion of Preferred Stock.

1.30. “Undersubscription Notice” means written notice from a Fully Exercising Stockholder notifying the Company and the Prospective Transferor that such Fully Exercising Stockholder intends to exercise its option to purchase all or any portion of the Transfer Stock not purchased pursuant to the Exercising Stockholder Notices.

2. Agreement Among the Company, the Investors, Founders and the Key Holders.

2.1. Right of First Refusal.

(a) Grant. Subject to the terms of Section 2.4 and Section 3 below, each Stockholder (each “Prospective Transferor”) hereby unconditionally and irrevocably grants to the Eligible Stockholders a Right of First Refusal to purchase all or any portion of Transfer Stock that such Prospective Transferor may propose to transfer in a Proposed Transfer, at the same price and on the same terms and conditions as those offered to the Prospective Transferee.

(i) Notice. Each Prospective Transferor proposing to make a Proposed Transfer must deliver a Proposed Transfer Notice to the Company and each Eligible Stockholder not later than sixty (60) days prior to the consummation of such Proposed Transfer. Such Proposed Transfer Notice shall contain the material terms and conditions, including: (i) the number and type of shares to be transferred, (ii) the price and form of consideration, (iii) that in the event there are two or more Eligible Stockholders that choose to exercise the Right of First Refusal (each an “Exercising Stockholder”) for a total number of shares in excess of the total available, the Transfer Stock will be allocated to such Exercising Stockholders pro rata in accordance with this Agreement, (iv) that an Exercising Stockholder wishing to purchase Transfer Stock must so notify the Company before the expiration of the Offer Period, specifying the number of Transfer Stock that the Exercising Stockholder wishes to purchase, and (v) any other terms of the Prospective Transfer. To exercise his, her or its Right of First Refusal under this Section 2, the Eligible Stockholder must deliver an Exercising Stockholder Notice to the Company and the Prospective Transferor within thirty (30) days after delivery of the Proposed Transfer Notice (the “Offer Period”).

(b) Undersubscription of Transfer Stock. If options to purchase have been exercised by the Exercising Stockholders with respect to some but not all of the Transfer Stock by the end of the Offer Period, then the Company shall, immediately after the expiration of the Offer Period, send written notice (the “Company Undersubscription Notice”) to those Exercising Stockholders who fully exercised their Right of First Refusal within the Offer Period (the “Fully Exercising Stockholders”). Each Fully Exercising Stockholder shall, subject to the provisions of this Subsection 2.1(b), have an additional option to purchase all or any part of the balance of any such remaining unsubscribed shares of Transfer Stock on the terms and conditions set forth in the Proposed Transfer Notice. To exercise such option, a Fully Exercising Stockholder must deliver an Undersubscription Notice to the Prospective Transferor and the Company within ten (10) days after the expiration of the Offer Period (the “Undersubscription Offer Period”). In the event there are two or more such Fully Exercising Stockholders that choose to exercise the last-mentioned option for a total number of remaining shares in excess of the number available, the remaining shares available for purchase under this Subsection 2.1(b) shall be allocated to such Fully Exercising Stockholders pro rata based on the number of shares of Transfer Stock such Fully Exercising Stockholders have elected to purchase pursuant to the Right of First Refusal (without giving effect to any shares of Transfer Stock that any such Fully Exercising Stockholder has elected to purchase pursuant to the Undersubscription Notice). If the options to purchase the remaining shares are exercised in full by the Fully Exercising Stockholders, the Company shall immediately notify all of the Exercising Stockholders and the Prospective Transferor of that fact.

(c) Incomplete Exercise of Rights; No Adverse Effect. Subject to Subsection 2.2, if the total number of shares of Transfer Stock that the Company and the Eligible Stockholders have agreed to purchase in the Exercising Stockholder Notices and Undersubscription Notices is less than the total number of shares of Transfer Stock, then the Prospective Transferor shall be free to sell all or any portion of the uncommitted balance of such Transfer Stock to the Prospective Transferee on terms and conditions substantially similar to (and in no event more favorable than) the terms and conditions set forth in the Proposed Transfer Notice, it being understood and agreed that (i) any such sale or transfer shall be subject to the other terms and restrictions of this Agreement, including, without limitation, the terms and restrictions set forth in Subsections 2.2 and 5.9(b); (ii) any future Proposed Transfer shall remain subject to the terms and conditions of this Agreement, including this Section 2; and (iii) such sale shall be consummated within ninety (90) days after receipt of the Proposed Transfer Notice by the Company and, if such sale is not consummated within such ninety (90) day period, such sale shall again become subject to the Right of First Refusal on the terms set forth herein. The exercise or non-exercise of the rights of the Eligible Stockholders hereunder to participate in one or more sales of Transfer Stock made by a Prospective Transferor shall not adversely affect their rights to participate in subsequent sales of Transfer Stock by a Prospective Transferor.

(d) Consideration; Closing. If the consideration proposed to be paid for the Transfer Stock is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by the Company’s Board of Directors. If any Exercising Stockholder cannot for any reason pay for the Transfer Stock in the same form of non-cash consideration, such Exercising Stockholder may pay the cash value equivalent thereof, as determined in good faith by the Board of Directors. The closing of the purchase of Transfer Stock by Exercising Stockholders shall take place, and all payments from the Exercising Stockholders shall have been delivered to the Prospective Transferor, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Transfer and (ii) ninety (90) days after delivery of the Proposed Transfer Notice.

2.2. Right of Co-Sale.

(a) Exercise of Right. Following the delivery of a Proposed Transfer Notice pursuant to Subsection 2.1 above, each Investor not exercising its Right of First Refusal pursuant to Subsection 2.1 above may elect to exercise its Right of Co-Sale and sell the same proportion of his, her or its shares as being sold by the Prospective Transferor by giving notice to the Company and the Prospective Transferor (the “Co-Sale Notice”), subject to Subsection 2.2(d) and otherwise on the same terms and conditions specified in the Proposed Transfer Notice. Each Investor who desires to exercise its Right of Co-Sale (each, a “Participating Investor”) must deliver the Co-Sale Notice within the Offer Period, and upon giving such Co-Sale Notice, such Participating Investor shall be deemed to have effectively exercised the Right of Co-Sale.

(b) Shares Includable.

(i) Each Participating Investor may include in the Proposed Transfer all or any part of such Participating Investor’s Capital Stock equal to the same proportion of shares being sold by the Prospective Transferor to the Prospective Transferee (for example, if the Transfer Stock is 20% of the Capital Stock owned by the Prospective Transferor, the Participating Investor may elect to include in the Proposed Transfer up to 20% of the Capital Stock of the Participating Investor).

(ii) To the extent the Prospective Transferee does not wish to acquire all of the Capital Stock proposed to be sold by the Prospective Transferor and all Participating Investors, the number of shares of Capital Stock sold by the Prospective Transferor and the Participating Investors shall be cut back on a proportionate basis to the amount proposed to be sold. The Company shall notify the Prospective Transferor and the Participating Investors of such cut back (the “Cut Back Notice”). Within ten (10) business days of receipt of a Cut Back Notice, a Participating Investor may elect, by notice in writing to the Company and the Prospective Transferor, to rescind its Co-Sale Notice. If no written response is received by the Company and the Prospective Transferor within such seven (7) day period, the Participating Investor shall be deemed to have consented to the sale of its shares as specified in the Cut Back Notice. If an Investor rescinds its Co-Sale Notice, the Investor shall be deemed to automatically have waived his, her or its Right of Co-Sale with respect to the Proposed Transfer.

(c) Purchase and Sale Agreement. The Participating Investors and the Prospective Transferor agree that the terms and conditions of any Proposed Transfer in accordance with Subsection 2.2 will be memorialized in, and governed by, a written purchase and sale agreement with the Prospective Transferee (the “Purchase and Sale Agreement”) with customary terms and provisions for such a transaction, and the Participating Investors and the Prospective Transferor further covenant and agree to enter into such Purchase and Sale Agreement as a condition precedent to any sale or other transfer in accordance with this Subsection 2.2.

(d) Allocation of Consideration.

(i) Subject to Subsection 2.2(b)(ii), the aggregate consideration payable to the Participating Investors and the Prospective Transferor shall be allocated based on the number of shares of Capital Stock sold to the Prospective Transferee by each Participating Investor and the Prospective Transferor as provided in Subsection 2.2(b), provided that if a Participating Investor wishes to sell a different class or series of Capital Stock, the price set forth in the Proposed Transfer Notice shall be appropriately adjusted based on the conversion ratio of the Preferred Stock into Common Stock.

(ii) In the event that the Proposed Transfer constitutes a Change of Control, the terms of the Purchase and Sale Agreement shall provide that the aggregate consideration from such transfer shall be allocated to the Participating Investors and the Prospective Transferor in accordance with Subsections 2.1 and 2.2 of Article Fourth, Part B of the Restated Certificate as if (A) such transfer were a Deemed Liquidation Event (as defined in the Restated Certificate), and (B) the Capital Stock sold in accordance with the Purchase and Sale Agreement were the only Capital Stock outstanding. In the event that a portion of the aggregate consideration payable to the Participating Investor(s) and Prospective Transferor is placed into escrow, the Purchase and Sale Agreement shall provide that (x) the portion of such consideration that is not placed in escrow (the “Initial Consideration”) shall be allocated in accordance with Subsections 2.1 and 2.2 of Article Fourth, Part B of the Restated Certificate as if the Initial Consideration were the only consideration payable in connection with such transfer, and (y) any additional consideration which becomes payable to the Participating Investor(s) and Prospective Transferor upon release from escrow shall be allocated in accordance with Subsections 2.1 and 2.2 of Article Fourth, Part B of the Restated Certificate after taking into account the previous payment of the Initial Consideration as part of the same transfer.

(e) Purchase by Prospective Transferor; Deliveries. Notwithstanding anything to the contrary in Subsection 2.2(c) above, if any Prospective Transferee or Transferees refuse(s) to purchase securities subject to the Right of Co-Sale from any Participating Investor or Investors or upon the failure to negotiate in good faith a Purchase and Sale Agreement reasonably satisfactory to the Participating Investors, no Prospective Transferor may sell any Transfer Stock to such Prospective

Transferee or Transferees unless and until, simultaneously with such sale, such Prospective Transferor purchases all securities subject to the Right of Co-Sale from such Participating Investor or Investors on the same terms and conditions (including the proposed purchase price) as set forth in the Proposed Transfer Notice and as provided in Subsection 2.2(d)(i). In connection with such purchase by the Prospective Transferor, such Participating Investor or Investors shall deliver to the Prospective Transferor a stock certificate or certificates, properly endorsed for transfer, representing the Capital Stock being purchased by the Prospective Transferor. Each such stock certificate delivered to the Prospective Transferor will be transferred to the Prospective Transferee against payment therefor in consummation of the sale of the Transfer Stock pursuant to the terms and conditions specified in the Proposed Transfer Notice, and the Prospective Transferor shall concurrently therewith remit or direct payment to each such Participating Investor the portion of the aggregate consideration to which each such Participating Investor is entitled by reason of its participation in such sale as provided in this Subsection 2.2(e).

(f) Additional Compliance. If any Proposed Transfer is not consummated within ninety (90) days after receipt of the Proposed Transfer Notice by the Company, the Key Holders, Investors or Founders, as the case may be, proposing the Proposed Transfer may not sell any Transfer Stock unless they first comply in full with each provision of this Section 2. The exercise or election not to exercise any right by any Investor hereunder shall not adversely affect its right to participate in any other sales of Transfer Stock subject to this Subsection 2.2.

(g) Liability of Investors. Each Participating Investor shall be liable to the Prospective Transferee or Transferees only to same extent as the Prospective Transferor with respect to representations and warranties regarding the Company or its business, on a several basis for each such Participating Investor’s pro rata portion.

2.3. Effect of Failure to Comply.

(a) Transfer Void; Equitable Relief. Any Proposed Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Transfer Stock not made in strict compliance with this Agreement).

(b) Violation of First Refusal Right. If any Stockholder becomes obligated to sell any Transfer Stock to any Eligible Stockholder under this Agreement and fails to deliver such Transfer Stock in accordance with the terms of this Agreement, such Eligible Stockholder may, at its option, in addition to all other remedies it may have, send to such Stockholder the purchase price for such Transfer Stock as is herein specified and transfer to the name of such Eligible Stockholder (or request that the Company effect such transfer in the name of an Eligible Stockholder) on the Company’s books the certificate or certificates representing the Transfer Stock to be sold.

(c) Violation of Co-Sale Right. If any Stockholder purports to sell any Transfer Stock in contravention of the Right of Co-Sale (a “Prohibited Transfer”), each Investor who desires to exercise its Right of Co-Sale under Subsection 2.2 may, in addition to such remedies as may be available by law, in equity or hereunder, require such Stockholder to purchase from such Investor the type and number of shares of Capital Stock that such Investor would have been entitled to sell to the Prospective Transferee had the Prohibited Transfer been effected in compliance with the terms of

Subsection 2.2. The sale will be made on the same terms, including, without limitation, as provided in Subsection 2.2(d), as applicable, and subject to the same conditions as would have applied had the Stockholder not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within ninety (90) days after the Investor learns of the Prohibited Transfer, as opposed to the timeframe proscribed in Subsection 2.2. Such Stockholder shall also reimburse each Investor for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investor’s rights under Subsection 2.2.

2.4. Regulated Holder. In the event that a Regulated Holder or its BHCA Transferees (each, as defined in the Restated Certificate) exercises any of its rights of first refusal or co-sale pursuant to this Section 2, if any, the Company, the Key Holders, the Founders and the other Investors will use commercially reasonable efforts to negotiate in good faith the terms of such transaction, as applicable, including without limitation the terms of any securities of the Company issued pursuant to such transaction and the form of any consideration paid, to comply with any regulatory requirements applicable to the Regulated Holder or its BHCA Transferees.

3. Exempt Transfers.

3.1. Exempted Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Subsections 2.1 and 2.2 shall not apply: (a) in the case of a Stockholder that is an entity, upon a transfer by such Stockholder to its stockholders, members, partners, other equity holders or Affiliates (including any affiliated investment fund or management company), (b) to a repurchase of Transfer Stock from a Key Holder by the Company at a price no greater than that originally paid by such Key Holder for such Transfer Stock and pursuant to an agreement containing vesting and/or repurchase provisions approved by a majority of the Board of Directors, (c) in the case of a Stockholder that is a natural person, upon a transfer of Transfer Stock by such Stockholder made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her spouse, child (natural or adopted), or any other direct lineal descendant of such Stockholder (or his or her spouse) (all of the foregoing collectively referred to as “family members”) or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such Stockholder or any such family members, (d) a transfer by a Regulated Holder to a Permitted Regulatory Transferee or BHCA Transferee or pursuant to Article Fourteenth of the Restated Certificate, (e) the repurchase by the Company of shares of Series F Preferred Stock as permitted under the Restated Certificate or (f) to any other sale approved by the Requisite Investors; provided that in the case of clause(s) (a), (c) or (d), the Stockholder shall deliver prior written notice to the Investors of such pledge, gift or transfer and such shares of Transfer Stock shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such issuance, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a Key Holder, Founder or Investor (as applicable) (but only with respect to the securities so transferred to the transferee), including the obligations of a Key Holder, Founder or Investor (as applicable) with respect to Proposed Transfers of such Transfer Stock pursuant to Section 2; and provided, further, in the case of any transfer pursuant to clause (a) above by any Investor other than Goldman, that such transfer is made pursuant to a transaction in which there is no consideration actually paid for such transfer.

3.2. Exempted Offerings. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 2 shall not apply to the sale of any Transfer Stock (a) to the public in an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (a “Public Offering”) or (b) pursuant to a Deemed Liquidation Event (as defined in the Restated Certificate).

3.3. Prohibited Transferees. Notwithstanding the foregoing, no Stockholder shall transfer any Transfer Stock to (a) any entity which, in the determination of the Company’s Board of Directors, directly or indirectly competes with the Company or (b) any customer, distributor or supplier of the Company, if the Company’s Board of Directors should determine that such transfer would result in such customer, distributor or supplier receiving information that would place the Company at a competitive disadvantage with respect to such customer, distributor or supplier; provided, however, that nothing contained in this Section 3.3 shall prohibit any transfer to an entity customer, distributor or supplier of the Company, that is, directly or indirectly, controlled by Telstra Corporation Limited.

4. Legend and Lock-Up.

4.1. Each certificate representing shares of Transfer Stock held by the Stockholders or issued to any permitted transferee in connection with a transfer permitted by Subsection 3.1 hereof shall be endorsed with the following legend:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN OTHER HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

Each Stockholder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in this Section 4 above to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement at the request of the holder.

4.2. Each Key Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in applicable FINRA rules, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares of Capital Stock held immediately prior to the effectiveness of the registration for the IPO, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Capital Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Capital Stock of the Company or other securities, in cash or otherwise. The foregoing provisions of this Subsection 4.2 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Key Holders if all officers, directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. Each Key Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the IPO that are consistent with this Subsection 4.2 or that are necessary to give further effect thereto.

5. Miscellaneous.

5.1. Term. This Agreement shall automatically terminate upon the earlier of (a) immediately prior to the consummation of the IPO (other than Section 4.2 which shall survive) and (b) the consummation of a Deemed Liquidation Event (as defined in the Restated Certificate).

5.2. Stock Split. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization affecting the Capital Stock occurring after the date of this Agreement.

5.3. Ownership. Each Stockholder represents and warrants that such Stockholder is the sole legal and beneficial owner of the shares of Transfer Stock subject to this Agreement and that no other person or entity has any interest in such shares (other than a community property interest as to which the holder thereof has acknowledged and agreed in writing to the restrictions and obligations hereunder).

5.4. Dispute Resolution. Each party will bear its own costs in respect of any disputes arising under this Agreement.

5.5. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on Schedule A, Schedule B or Schedule C hereto, as applicable, or at such other address, facsimile or electronic mail address as such party may designate by ten (10) days advance written notice to the other parties hereto given in accordance with this Subsection 5.5. If notice is given to the Company, it shall be sent to Four Points Centre, Building II, 11305 Four Points Drive, Suite 300, Austin, Texas 78726, Attention: General Counsel; and a copy (which shall not constitute notice) shall also be sent to DLA Piper LLP (US), 401 Congress Avenue, Suite 2500, Austin, Texas 78701, Attn: Samer M. Zabaneh.

5.6. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

5.7. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.8. Amendment; Waiver and Termination. This Agreement may be amended, modified or terminated (other than pursuant to Subsection 5.1 above) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company and (b) the Requisite Investors (with the Series D-1 Preferred Stock and Series E-1 Preferred Stock not subject to the Regulatory Voting Restriction (as defined in the Restated Certificate) for this purpose). Any amendment, modification, termination or waiver so effected shall be binding upon the Company, the Investors, the Founders, the Key Holders and all of their respective successors and permitted assigns whether or not such party, assignee or other shareholder entered into or approved such amendment, modification, termination or waiver. Notwithstanding the foregoing, this Agreement may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any Investor without the written consent of such Investor unless such amendment, modification, termination or waiver applies to all Investors in the same fashion. The Company shall give prompt written notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination or waiver. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. Notwithstanding the foregoing, (i) the provisions of Subsections 2.4, 3.3 (with respect to any specific reference to the Series D-1 Preferred Stock, Series E-1 Preferred Stock or Regulated Holders), 5.8 (with respect to this sentence or any reference to shares of Series D-1 Preferred Stock or Series E-1 Preferred Stock), 5.20 and any other specific reference in this Agreement to Series D-1 Preferred Stock or Series E-1 Preferred Stock (to the extent applicable to the special rights and terms of the Series D-1 Preferred Stock or Series E-1 Preferred Stock, as applicable), the treatment thereof, a Regulated Holder or any provision intended to address the regulatory status of a Regulated Holder, may be amended and the observance of any term thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (x) American Express Travel Related Services Company, Inc. (“AXP”) in order to be enforceable against AXP and its affiliates (as defined in Regulation Y (12 C.F.R. Part 225)) and (y) for so long as any Regulated Holder or its BHCA Transferee holds any shares of Series D-1 Preferred Stock or Series E-1 Preferred Stock, the holders of a majority of the then-outstanding shares of Series D-1 Preferred Stock and Series E-1 Preferred Stock, voting together, in order to be enforceable against any Regulated Holder or BHCA Transferee, with the Series D-1 Preferred Stock and Series E-1 Preferred Stock treated as not subject to the Regulatory Voting Restriction for this purpose, and (ii) any amendment to Sections 2.2(d), 3.1 or this subpart (ii) of Section 5.8 shall also require the prior written consent of the holders of a majority of the outstanding shares of Series F Preferred Stock in order to be enforceable against the holders of Series F Preferred Stock and any amendment to, or waiver of, any specific reference to Goldman shall also require the prior written consent of Goldman to be enforceable against Goldman.

5.9. Assignment of Rights.

(a) The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Any successor or permitted assignee of any Stockholder, including any Prospective Transferee who purchases shares of Transfer Stock in accordance with the terms hereof, shall deliver to the Company and the Investors, as a condition to any transfer or assignment, a counterpart signature page hereto pursuant to which such successor or permitted assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the predecessor or assignor of such successor or permitted assignee.

(c) Except in connection with an assignment by the Company by operation of law to the acquirer of the Company, the rights and obligations of the Company hereunder may not be assigned under any circumstances.

5.10. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

5.11. Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Preferred Stock after the date hereof, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and thereafter shall be deemed an “Investor” for all purposes hereunder.

5.12. Governing Law. This Agreement shall be governed by the internal law of the State of Delaware.

5.13. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.15. Aggregation of Stock. All shares of Capital Stock held or acquired by Affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

5.16. Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Eligible Stockholder shall be entitled to specific performance of the agreements and obligations of the Company and the Stockholders hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction.

5.17. Additional Key Holders. In the event that after the date of this Agreement, the Company issues shares of Common Stock, or options to purchase Common Stock, to any employee or consultant, which shares or options would collectively constitute with respect to such employee or consultant (taking into account all shares of Common Stock, options and other purchase rights held by such employee or consultant) one percent (1%) or more of the Company’s then outstanding Common Stock (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised or converted), the Company shall, as a condition to such issuance, cause such employee or consultant to execute a counterpart signature page hereto as a Key Holder, and such person shall thereby be bound by, and subject to, all the terms and provisions of this Agreement applicable to a Key Holder.

5.18. Consent of Spouse. If any Stockholder is married on the date of this Agreement, such Stockholder’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit A hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Stockholder’s shares of Transfer Stock that do not otherwise exist by operation of law or the agreement of the parties. If any Stockholder should marry or remarry subsequent to the date of this Agreement, such Stockholder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

5.19. Effect on Prior Agreement. Upon the execution and delivery of this Agreement by (a) the Company, (b) the Key Holders and Founders holding a majority of the shares of Transfer Stock held by all of the Key Holders and Founders who are providing services to the Company as officers, employees or consultants as of the date of this Agreement and (c) the Requisite Investors (as defined in the Prior Agreement and measured before giving effect to any purchase of shares of Series E Preferred Stock or Series E-1 Preferred Stock by such Investors), the Prior Agreement automatically shall terminate and be of no further force and effect and shall be amended and restated in its entirety as set forth in this Agreement.

5.20. Treatment of Series D-1 Preferred Stock and Series E-1 Preferred Stock. Unless otherwise set forth in this Agreement, for all purposes of this Agreement, the Series D-1 Preferred Stock and Series E-1 Preferred Stock shall be treated as being convertible (without actual conversion) into shares of Common Stock at the then-applicable conversion price of the Series D-1 Preferred Stock or Series E-1 Preferred Stock, as applicable, as set forth in the Restated Certificate.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

COMPANY:

BIGCOMMERCE HOLDINGS, INC.

By:	/s/ Robert Alvarez
Name:	Robert Alvarez
Title:	Chief Financial Officer

Signature Page to

Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

KEY HOLDERS:

Signature:	/s/ Brent Bellm
Name:	Brent Bellm

Signature:	/s/ Robert Alvarez
Name:	Robert Alvarez

Signature:	/s/ Russell Klein
Name:	Russell Klein

Signature Page to

Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

FOUNDERS:

Signature:	/s/ Wadih Phillipe Machaalani
Name:	Wadih Phillipe Machaalani

Signature:	/s/ Mitchell Harper
Name:	Mitchell Harper

Signature Page to

Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

INVESTORS: GENERAL CATALYST GROUP V, L.P.				GC ENTREPRENEURS FUND V, L.P.

By:	General Catalyst Partners V, L.P. Its General Partner			By:	General Catalyst Partners V, L.P. Its General Partner

	By:	General Catalyst GP V, LLC Its General Partner			By:	General Catalyst GP V, LLC Its General Partner

		By:	/s/ Chris McCain			By:	/s/ Chris McCain
			Name: Chris McCain				Name: Chris McCain
			Title: Chief Legal Officer				Title: Chief Legal Officer

GENERAL CATALYST GROUP IV, L.P.				GC ENTREPRENEURS FUND IV, L.P.

By:	General Catalyst Partners IV, L.P. Its General Partner			By:	General Catalyst Partners IV, L.P. Its General Partner

	By:	General Catalyst GP IV, LLC Its General Partner			By:	General Catalyst GP IV, LLC Its General Partner

		By:	/s/ Chris McCain			By:	/s/ Chris McCain
			Name: Chris McCain				Name: Chris McCain
			Title: Chief Legal Officer				Title: Chief Legal Officer

GENERAL CATALYST GROUP V SUPPLEMENTAL, L.P.

By:	General Catalyst Partners V, L.P. its General Partner

	By:	General Catalyst GP V, LLC its General Partner

		By:	/s/ Chris McCain
Name: Chris McCain
Title: Chief Legal Officer

Signature Page to

Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

REVOLUTION GROWTH II, LP

By:	Revolution Growth GP II, LP
its General Partner

By:	Revolution Growth UGP II, LLC
its General Partner

By:	/s/ Steven J. Murray
Name:	Steven J. Murray
Title:	Operating Manager

Signature Page to

Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

GGV CAPITAL V L.P.

By:	GGV Capital V L.L.C., its General Partner

By:	/s/ Jeff Richards
Name:	Jeff Richards
Title:	Managing Director

GGV CAPITAL V ENTREPRENEURS FUND L.P.

By:	GGV Capital V L.L.C., its General Partner

By:	/s/ Jeff Richards
Name:	Jeff Richards
Title:	Managing Director

Signature Page to

Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

SOFTBANK PRINCEVILLE INVESTMENTS LP

By:	SB PV GP LP, its General Partner

By:	SB PV GP LLC, its General Partner

By:	/s/ Steven J. Murray
Name:	Steven J. Murray
Title:	Managing Member

Signature Page to

Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

By:	/s/ Lisa Marchese
Name:	Lisa Marchese
Title:	EVP– Head of Strategy and M&A

Signature Page to

Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

TENAYA CAPITAL VI, LP

By:	Tenaya Capital VI GP, LLC,
its General Partner

By:	/s/ Thomas Muscarella
Name:	Thomas Muscarella
Title:	Attorney-In-Fact

Signature Page to

Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

FLOODGATE FUND III, L.P.
on behalf of itself and as nominee for certain other individuals and entities

By:	Floodgate Partners III, L.L.C.
Its general partner

By:	/s/ Michael J. Maples Jr.
Name:	Michael J. Maples Jr.
Title:	Managing Member

Signature Page to

Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

THE WASHINGTON UNIVERSITY

By:	/s/ Scott L. Wilson
Name:	Scott L. Wilson
Title:	Chief Investment Officer

Signature Page to

Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

eT Capital, L.P.

By:	/s/ Li-Chen Lin
Name:	Li-Chen Lin
Title:	Authorized Signatory

Signature Page to

Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

GOLDMAN SACHS & CO. LLC

By:	/s/ Hillel Moerman
Name:	Hillel Moerman
Title:	Managing Director

Signature Page to

Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement

SCHEDULE A

INVESTORS

GENERAL CATALYST GROUP V, L.P. (1) 20 University Road, Suite 450 Cambridge, MA 02138 Attn: Chris McCain

GC ENTREPRENEURS FUND V, L.P. (1) 20 University Road, Suite 450 Cambridge, MA 02138 Attn: Chris McCain

GENERAL CATALYST GROUP IV, L.P. (1) 20 University Road, Suite 450 Cambridge, MA 02138 Attn: Chris McCain

GC ENTREPRENEURS FUND IV, L.P. (1) 20 University Road, Suite 450 Cambridge, MA 02138 Attn: Chris McCain

GENERAL CATALYST GROUP V SUPPLEMENTAL, L.P. (1) 20 University Road, Suite 450 Cambridge, MA 02138 Attn: Chris McCain

Stephan Schambach Ricarda-Huch-Weg 16 07743 Jena, Germany

FLOODGATE FUND III, L.P. 820 Ramona Street, Suite 200 Palo Alto, CA 94301

REVOLUTION GROWTH II, LP (2) 1717 Rhode Island Avenue, N.W. Washington, DC 20036

SOFTBANK PRINCEVILLE INVESTMENTS, L.P. (3) 38 Glen Avenue Newton, MA 02459

TELSTRA VENTURES PTY LIMITED(4) 575 Market Street, Suite 1650 San Francisco, CA 94105 COPY TO: TELSTRA CORPORATION LIMITED LEVEL 41 242 Exhibition Street Melbourne, Victoria, 3000 Australia

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC. 200 Vesey Street Mail Drop 51-03 New York, NY 10285 Attn: General Counsel / Chief Development Officer

MILLENNIUM TECHNOLOGY VALUE PARTNERS II, LP 32 Avenue of the Americas 17th Floor New York, NY 10013

MILLENNIUM TECHNOLOGY VALUE PARTNERS II-A, LP 32 Avenue of the Americas 17th Floor New York, NY 10013

TENAYA CAPITAL VI, LP 3280 Alpine Road Portola Valley, CA 94028

SPLIT ROCK PARTNERS II, LP 10400 Viking Drive, Suite 250 Eden Prairie, MN 55344

GGV CAPITAL V L.P. 3000 Sand Hill Road Building 4, Suite 230 Menlo Park, CA 94025 Attention: Jeff Richards

GGV CAPITAL V ENTREPRENEURS FUND L.P. 3000 Sand Hill Road Building 4, Suite 230 Menlo Park, CA 94025 Attention: Jeff Richards

THE WASHINGTON UNIVERSITY 11 North Jackson, Campus Box 1047 St. Louis, MO 63105 Attention: Daniel Feder

ET CAPITAL, L.P.

KAL RAMAN

SVIC NO. 32 NEW TECHNOLOGY BUSINESS INVESTMENT L.L.P.

GOLDMAN SACHS & CO. LLC 200 West Street New York, New York 10282 Attention: Hristo D. Dimitrov, VP & Associate General Counsel

(1) With a copy (which shall not constitute notice) to:

Cooley LLP

500 Boylston Street

Boston, MA 02116

Attn: Patrick Mitchell

(2) With a copy (which shall not constitute notice) to:

Cooley LLP

One Freedom Square

Reston Town Center

11951 Freedom Drive

Reston, VA 20190

Attn: Geoff Willard/Brian Burke

(3) With a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Attn: Edwin C. Pease

(4) With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

201 Redwood Shores Parkway

Redwood Shores, CA 94065

Attn: Eric Schwartzman

5) With a copy (which shall not constitute notice) to:

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Attn: Edward M. Zimmerman

SCHEDULE B

FOUNDERS

WADIH PHILLIPE MACHAALANI

MITCHELL HARPER

SCHEDULE C

KEY HOLDERS

BRENT BELLM 11305 Four Points Drive Building II, Third Floor Austin, TX 78726

ROBERT ALVAREZ 11305 Four Points Drive Building II, Third Floor Austin, TX 78726

RUSSELL KLEIN 11305 Four Points Drive Building II, Third Floor Austin, TX 78726

EXHIBIT A

CONSENT OF SPOUSE

I,                                 , spouse of                     , acknowledge that I have read the Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of April 19, 2018, to which this Consent is attached as Exhibit A (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding certain rights to certain other holders of Capital Stock of the Company upon a Proposed Transfer of shares of Transfer Stock of the Company which my spouse may own including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of Transfer Stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of Transfer Stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated as of the day of , .

Signature

Print Name